JUHL WIND, INC.
UNAUDITED PRO FORMA BALANCE SHEET
OF THE MERGER BETWEEN DANMAR AND ASSOCIATES INC. (DANMAR) AND JUHL ENERGY
DEVELOPMENT, INC (JUHL) AND MH&SC, INC (MH&SC)
AS OF MARCH 31, 2008

	HISTORICAL
	DANMAR
	AND	HISTORICAL	ENTITY SALE	PRO FORMA		PRO FORMA
	JUHL	MH&SC	NOTE (a)	ADJUSTMENTS		COMBINED
ASSETS
CURRENT ASSETS
Cash and Restricted Cash	$236,180	$3,010	$(3,010)	$4,500,000	(b)	$4,736,180
Accounts Receivable	131,466	2,221	(2,221)	-		131,466
Unbilled Receivables	288,425					288,425
Deposit with Vendor	100,000					100,000
Prepaid Expenses	3,650	-	-	-		3,650
TOTAL CURRENT ASSETS	759,721	5,231	(5,231)	4,500,000		5,259,721

PROPERTY AND EQUIPMENT (Net)	131,071	484	(484)	-		131,071

GOODWILL	-	31,000	(31,000)	-		-

TOTAL ASSETS	$890,792	$36,715	$(36,715)	$4,500,000		$5,390,792

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$18,460	$69,072	$(69,072)	$-		$18,460
Related Party Payables	-	121,000	(121,000)	-		-
Accrued Expenses	6,095	13,413	(13,413)	137,019	(e)	143,114
Deferred Revenue	128,858	-	-	-		128,858
TOTAL CURRENT LIABILITIES	153,413	203,485	(203,485)	137,019		290,432

PREFERRED STOCK	-	-	-	3,941,759	(b)	3,941,759

STOCKHOLDERS' EQUITY
Common Stock	1,010	6	(6)	990	(d)	2,000
Additional Paid-In Capital	110,297	144,499	(144,499)	557,251	(c)(d)	667,548
Retained Earnings	626,072	(311,275)	311,275	(137,019	)(e)	489,053

TOTAL STOCKHOLDERS' EQUITY	737,379	(166,770)	166,770	421,222		1,158,601

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$890,792	$36,715	$(36,715)	$4,500,000		$5,390,792

JUHL WIND, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
OF THE MERGER BETWEEN DANMAR AND ASSOCIATES INC. (DANMAR) AND JUHL ENERGY
DEVELOPMENT, INC (JUHL) AND MH&SC, INC. (MH&SC)
FOR THE THREE MONTHS ENDED MARCH 31, 2008

	HISTORICAL
	DANMAR
	AND	HISTORICAL	ENTITY SALE	PRO FORMA		PRO FORMA
	JUHL	MH&SC	NOTE (a)	ADJUSTMENTS		COMBINED

REVENUE	$164,690	$103,247	$(103,247)	$-		$164,690
COST OF REVENUES	-	71,912	(71,912)	-		-
GROSS PROFIT	164,690	31,335	(31,335)	-		164,690

OPERATING EXPENSES	110,127	39,316	(39,316)	-		110,127

OPERATING INCOME	54,563	(7,981)	7,981	-		54,563

OTHER EXPENSE
Interest Expense	-	(3,067)	3,067	-		-
NET OTHER EXPENSE	-	(3,067)	3,067	-		-

NET INCOME (LOSS) BEFORE INCOME TAX	54,563	(11,048)	11,048	-		54,563

PROVISION FOR INCOME TAX	-	-	-	21,280	(e)	21,280

NET INCOME	$54,563	$(11,048)	$11,048	$(21,280)		$33,283

PREFERRED STOCK CUMULATIVE DIVIDEND					(b)	103,200

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS						$(69,917)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND DILUTED					(f)	20,000,000

EARNINGS PER COMMON SHARE - BASIC AND DILUTED						$(0.00)

JUHL WIND, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
OF THE MERGER BETWEEN DANMAR AND ASSOCIATES INC. (DANMAR) AND JUHL ENERGY
DEVELOPMENT, INC (JUHL) AND MH&SC, INC. (MH&SC)
FOR THE YEAR ENDED DECEMBER 31, 2007

	HISTORICAL
	DANMAR
	AND	HISTORICAL	ENTITY SALE	PRO FORMA		PRO FORMA
	JUHL	MH&SC	NOTE (a)	ADJUSTMENTS		COMBINED

REVENUE	$707,161	$447,954	$(447,954)	$-		$707,161
COST OF REVENUES	-	301,136	(301,136)	-		-
GROSS PROFIT	707,161	146,818	(146,818)	-		707,161

OPERATING EXPENSES	411,222	232,298	(232,298)	-		411,222

OPERATING INCOME	295,939	(85,480)	85,480	-		295,939

OTHER INCOME (EXPENSE)
Interest Income	102	-	-	-		102
Other Income (Expense), net	726	-	-	-		726
Interest Expense	-	(11,124)	11,124	-		-
NET OTHER INCOME (EXPENSE)	828	(11,124)	11,124	-		828

NET INCOME (LOSS) BEFORE INCOME TAX	296,767	(96,604)	96,604	-		296,767

PROVISION FOR INCOME TAX	-	-	-	115,739	(e)	115,739

NET INCOME	$296,767	$(96,604)	$96,604	$(115,739)		$181,028

PREFERRED STOCK CUMULATIVE DIVIDEND					(b)	412,800

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS						$(231,772)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND DILUTED					(f)	20,000,000

EARNINGS PER COMMON SHARE - BASIC AND DILUTED						$(0.01)

JUHL WIND, INC
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet combines the consolidated historical balance sheet of MH & SC, Inc and the combined balance sheets of Juhl Energy Development, Inc and DanMar and Associates, Inc., as of March 31, 2008, giving effect to the merger as if it had been consummated on March 31, 2008. The following unaudited pro forma condensed consolidated and combined statement of operations for the three month period ended March 31, 2008 and the twelve month period ended December 31, 2007 combines the consolidated statement of operations of MH & SC, Inc. for its three months ended March 31, 2008 and its year ended December 31, 2007 with the combined statements of operations of Juhl Energy Development, Inc and DanMar and Associates, Inc. for its three months ended March 31, 2008 and its year ended December 31, 2007, giving effect to the merger as if it had occurred at January 1, 2007.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the merger, are factually supportable and are expected to have a continuing impact on the combined results. Certain events related and attributable to the merger may have occurred at MH & SC, Inc prior the closing of the merger or immediately after the merger due to the merger transaction. Accordingly, the adjustments presented on the pro forma condensed combined financial statements have been identified and presented in accordance with their timing to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the merger.

We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived the historical financial information of MH & SC, Inc for the three months ended March 31, 2008 from the unaudited condensed consolidated financial statements of MH & SC, Inc as filed on form 10-Q for the three months ended March 31, 2008. We derived the historical financial information of MH & SC, Inc. from the annual audited financial statements of MH & SC, Inc as of December 31, 2007 included in Form 10-K. We derived the historical financial information of Juhl Energy Development, Inc and DanMar and Associates, Inc. for the three months ended March 31, 2008 from the unaudited condensed combined financial statements and the December 31, 2007 annual audited financial statements of Juhl Energy Development, Inc and DanMar and Associates, Inc., included elsewhere in this form 8K. This information should be read together with MH & SC, Inc’s, and Juhl Energy Development, Inc. and DanMar and Associates, Inc. audited and unaudited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of MH & SC, Inc and Juhl Energy Development, Inc and DanMar and Associates, Inc. and other financial information included elsewhere in this form 8K.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

In the merger, MH & SC, Inc acquired all of the outstanding shares of common stock of the related companies, Juhl Energy Development, Inc., and DanMar and Associates, Inc., in exchange for 15,250,000 shares of MH & SC, Inc’s common stock. As a result, Juhl Energy and DanMar are now wholly-owned subsidiaries.

Concurrently with the closing of the merger, MH & SC, Inc completed a private placement to three institutional investors of units consisting of shares of newly-created series A convertible preferred stock, and detachable, five-year class A, class B and class C warrants to purchase shares of common stock at an exercise price of $1.25 (class A), $1.50 (class B) and $1.75 (class C) per share. In total, MH & SC, Inc. sold 5,160,000 shares of series A convertible preferred stock (convertible at any time into a like number of shares of common stock) and class A, class B and class C warrants to each purchase 2,580,000 shares of common stock, or an aggregate of 7,740,000 shares of common stock. We received net proceeds of $4,500,000 in consideration for the sale of the units. The net proceeds for the series A convertible preferred stock and common stock warrants was $4,500,000, which was allocated $3,941,759 and $558,241, respectively, based on relative fair value.

Immediately following the closing of the transaction, MH & SC, Inc. sold all of the outstanding membership interests of MH & SC Inc’s wholly-owned subsidiary, My Health & Safety Supply Company, LLC, to our CEO and Director. Prior to the transaction, My Health & Safety Supply Company, LLC was the only entity with operational activities within MH & SC, Inc. Substantially all assets and liabilities of MH & SC, Inc. were transferred with the sale of this entity.

The merger will be accounted for as a reverse merger, equivalent to a recapitalization, through the issuance of stock by MH & SC, Inc for the net monetary assets of. Juhl Energy Development, Inc and DanMar and Associates, Inc. The net monetary assets of Juhl Energy Development, Inc and DanMar and Associates, Inc. will be recorded as of the merger date at their respective historical costs, which is considered to be the equivalent of fair value. No goodwill or intangible assets will be recorded as a result of the merger.

The determination of Juhl Energy Development, Inc and DanMar and Associates, Inc. as the accounting acquirer has been made based on consideration of all quantitative and qualitative factors of the merger, including significant consideration given to the following upon consummation of the merger that (i) Juhl Energy Development, Inc and DanMar and Associates, Inc’s management will acquire all the officer and senior management positions of the combined company and, accordingly, will have day-to-day authority to carry out the business plan after the merger; (ii) the current Juhl Energy Development, Inc and DanMar and Associates, Inc’s business plan and operations will be the new business plan of the combined company; (iii) of the four board of directors of the combined company, one member will be an independent director nominated equally by the series A convertible preferred stockholders three directors will be designated by the Juhl Energy Development, Inc and DanMar and Associates, Inc.’s selling stockholders (v) the largest stockholder group is comprised of members of the two beneficial stockholders of Juhl Energy Development, Inc and DanMar and Associates, Inc’s management who will own approximately 60.6% of the combined company after the completion of the merger, including the shares of common stock issuable upon the conversion of series A convertible preferred stock.

In addition to the factors described above, in reaching its determination of Juhl Energy Development, Inc and DanMar and Associates, Inc’s the accounting acquirer, management also contemplated (i) the substance and design of the merger; (ii) the impact of potentially dilutive securities on ownership of the combined company under varying scenarios; and (iii) the size of MH & SC, Inc versus Juhl Energy Development, Inc and DanMar and Associates, Inc., considering total assets, revenues and operating expenses.

JUHL WIND, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET AND STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND THE YEAR ENDED
DECEMBER 31, 2007

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information included herein has been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

Pro forma adjustments are necessary to (i) record certain events related or attributable to the merger which have occurred at MH & SC, Inc. prior to closing and (ii) the accounting upon consummation of the merger.

Note 2. Pro Forma Adjustments

Descriptions of the adjustments included in the unaudited pro forma condensed combined statements of operations are as follows:

(a)
As part of the merger agreement, MH & SC, Inc. sold all of the outstanding membership interests and substantially all assets and liabilities of MH & SC Inc’s wholly-owned subsidiary, My Health & Safety Supply Company, LLC. This was the only operational activities in MH & SC, Inc. In essence, Juhl Energy Development, Inc and DanMar and Associates, Inc. were merged into a non-operating shell company.

(b)
Concurrently with the closing, MH & SC, Inc. sold through a private placement shares of newly-created series A convertible preferred stock, and detachable warrants to purchase shares of common stock. Gross proceeds were $5,160,000 less approximately $660,000 in offering costs. The net proceeds for the series A convertible preferred stock and common stock warrants was $4,500,000, which was allocated $3,941,759 and $558,241, respectively, based on relative fair value. Also, $500,000 of the net proceeds is restricted to be used as investor relations going forward. As required by EITF Topic D-98 and ASR 268, the preferred stock is to be included outside of permanent equity. The preferred stock is paid a cumulative dividend of 8% per annum.

(c)
Since Juhl Energy Development, Inc and DanMar and Associates, Inc is the accounting acquiring companies, and this is accounted for as a recapitalization, the historical equity of Juhl Energy Development, Inc and DanMar and Associates, Inc. is the opening equity of Juhl Wind, Inc

(d)	Record issuance of common shares upon the merger.

(e)
As required by Regulation S-X, Rule 11-02, historical income results of Juhl Energy Development, Inc and DanMar and Associates, Inc shall apply the appropriate MH & SC, Inc tax rate due to the tax status of MH & SC, Inc being a C-Corp.

(f)
Basic outstanding shares include the weighted average shares of the Company’s common stock outstanding as if issued on January 1, 2007. Diluted outstanding shares reflects the potential dilution effect that would occur if common stock warrants and convertible preferred stock were exercised or converted to common shares. However, diluted outstanding shares is identical to basic outstanding shares, since potential common share equivalents are excluded from the calculation, as their effect is anti-dilutive.